SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (AMENDMENT NO.    )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         BALTIC INTERNATIONAL USA, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:



                         BALTIC INTERNATIONAL USA, INC.
                      1990 Post Oak Boulevard, Suite 1630
                           Houston, Texas  77056-3813



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 22, 1998





     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Baltic International USA, Inc. ("Company") will be held at the University Club, Library Room, 5051 Westheimer, Post Oak Tower, Suite 355, Houston, Texas at 9:30 a.m. on September 22, 1998 for the following purposes:

     1.  To elect three Class I directors;

     2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998;

     3. To transact such other business as may properly come before the meeting.

     Common shareholders of record at the close of business on August 21, 1998 will be entitled to notice of and to vote at the meeting.



                                        By Order of the Board of Directors


                                        /s/ DAVID A. GROSSMAN
                                        David A. Grossman, Corporate Secretary




August 28, 1998

                         BALTIC INTERNATIONAL USA, INC.
                      1990 Post Oak Boulevard, Suite 1630
                           Houston, Texas  77056-3813

                          (Principal Executive Office)



                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS


                                INTRODUCTION

     This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Baltic International USA, Inc. ("Company") for use at the 1998 Annual Meeting of Shareholders of the Company ("Meeting") to be held at the University Club, Library Room, 5051 Westheimer, Post Oak Tower, Suite 355, Houston, Texas at 9:30 a.m. on September 22, 1998, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about August 28, 1998.

     The close of business on August 21, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. As of the record date, there were 15,586,785 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented at the Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

     With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Shareholders may not cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of Item 2. Abstentions will have the same effect as a vote against a proposal.

     Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. Under applicable Texas law, broker non-votes will have no effect on any of the proposals.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (i) TO ELECT THREE CLASS I DIRECTORS; (ii) TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998; AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods: (a) execution and submission of a revised proxy, (b) written notice to the Corporate Secretary of the Company, or (c) voting in person at the Meeting.

                               ANNUAL REPORT

     The Annual Report on Form 10-KSB covering the Company's fiscal year ended December 31, 1997, including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for solicitation of proxies.

     The Company will provide exhibits to its Annual Report on Form 10-KSB, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits, upon written request to the Corporate Secretary of the Company at 1990 Post Oak Boulevard, Suite 1630, Houston, Texas 77056-3813.

                                 ITEM I
                    TO ELECT THREE CLASS I DIRECTORS

Directors and Nominees

     The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors. The Company's Articles of Incorporation require that the election of directors be in three classes when the Board consists of nine persons. The term of office of Class I directors expires at this Annual Meeting of Shareholders to be held September 22, 1998; the term of office of Class II directors expires at the 1999 Annual Meeting of Shareholders (i.e., one year of the term remaining); and the term of office of the Class III directors expires at the 2000 Annual Meeting of Shareholders (i.e., two years of the term remaining).

     The Board of Directors currently consists of nine directors. Three nominees for Class I Directors are proposed to be elected at this Annual Meeting to serve for a three-year term to expire at the 2001 Annual Meeting of Shareholders and until their successors are chosen and have qualified. All of the director nominees, except for David A. Grossman, presently serve as directors of the Company. There is no family relationship between or among any of the directors, director nominees and executive officers of the Company, except for Jonas af Jochnick and Adolf af Jochnick who are brothers.

     The following table sets forth with respect to each nominee named herein and each director whose term of office will continue for a period after the Annual Meeting: (i) the name and age of such person; and (ii) the year during which such person first became a director of the Company. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the director nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the director nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.


Name                             Age                    Director Since
Class I - Nominees; if elected, terms expire at the third succeeding annual meeting (2001)
Homi M. Davier                    50                         1991
Paul R. Gregory                   57                         1991
David A. Grossman                 35                          N/A

Class II - Nominees; if elected, terms expire at the first succeeding annual meeting (1999)
James W. Goodchild                43                         1996
Adolf af Jochnick                 69                         1997
Ted Reynolds                      67                         1993

Class III - Nominees; if elected, terms expire at the second succeeding annual meeting (2000)
Jonas af Jochnick                 61                         1997
Robert L. Knauss                  67                         1991
Juris Padegs                      66                         1993

     Mr. Davier served as president of the Company since its inception in March 1991 until August 1995. Mr. Davier has served as a director and as the Company's managing director to Baltic International Airlines ("BIA") since June 1991. Mr. Davier served as senior traffic assistant of Air India from 1971 to 1975, and assisted in the start-up of Gulf Air in Oman from 1975 to 1978 and in the start-up of the Middle Eastern operations of Air Bangladesh and Sabena Belgian Airlines from 1978 to 1980. Mr. Davier has served as chairman of the board and president of Capricorn Travel and Tours, Inc. since April 1983. Mr. Davier is the founder and president of Capricorn Computers, established in 1985, which developed and markets the Capri 2020, a revenue accounting and management report system for travel agencies. Mr. Davier has been chief executive officer of Travel Stop, a Houston-based retail travel outlet, since 1990. Mr. Davier graduated from Hislop College in Nagpur, India.

     Dr. Gregory served as treasurer, on a part-time basis, of the Company since its inception in March 1991 until August 1995. Dr. Gregory is the Cullen Professor of Economics and Finance at the University of Houston where he has been a faculty member since 1972. Dr. Gregory was involved in creating the Petroleum Legislation Project with Russia and he served as project coordinator of the Russian Securities Project in conjunction with the Russian State Committee for Property Management and the various Russian stock exchanges. Dr. Gregory serves as advisor to a number of major United States corporations on their Russian business activities, and has been active in the former Soviet Union for 25 years. Dr. Gregory has served as chairman of the board of Amsovco International Consultants, Inc. since 1988. Dr. Gregory has also served as a consultant to the World Bank. Dr. Gregory graduated from Harvard University with a Ph.D. in economics and is fluent in Russian and German. Dr. Gregory is the author of a text on the Soviet and Russian economies.

     Mr. Grossman has served as chief financial officer since September 1997 and as corporate secretary since December 1996. He served as comptroller of the Company from November 1995 to September 1997. From 1985 to 1995,
Mr. Grossman was Audit Senior Manager for Deloitte & Touche LLP. Mr. Grossman was certified as a CPA in 1986. Mr. Grossman graduated from Indiana University in 1985 with a B.S. degree in accounting.

     Mr. Goodchild has been senior credit officer of AMRESCO Builders Group, Inc. since March 1998. He served as president of the Company from September 1997 and as chief operating officer from October 1994 until March 1998. He served as chief financial officer of the Company from September 1993 until September 1997. Mr. Goodchild served as the Company's vice president of finance and development from July 1992 to August 1993. From August 1989 through June 1992, Mr. Goodchild attended the University of Houston where he acquired a B.A. degree in Russian and Soviet Studies, and a B.A. degree in International Relations. Mr. Goodchild is fluent in Russian. Mr. Goodchild was project administrator of the Russian Petroleum Legislation Project from July 1992 to December 1992. From 1984 to March 1989, Mr. Goodchild was employed with MCorp, formerly a Dallas-based bank holding company, where he served as senior vice president and manager of credit administration of MCorp's Collection Bank. Additionally, Mr. Goodchild acquired a B.S. degree in finance from the University of Houston in 1978.

     Mr. Adolf af Jochnick, an American citizen, has been general counsel of Oriflame International, S.A. since 1990. He is admitted to the Bar in New York and Connecticut. Mr. Jochnick holds an LLB from Harvard Law School, an MA from the University of Kansas and a BA from the University of Stockholm, Sweden.

     Mr. Reynolds has been president of Houston Grain Company since 1983 and vice president of Mid-America Grain Commodities since 1976. He also formed and is owner of Red River Grain Company. He is actively involved in various international business transactions. Mr. Reynolds is a graduate of Texas Christian University. Mr. Reynolds is also a member of the Audit Committee and Compensation Committee.

     Mr. Jonas af Jochnick, a Swedish citizen, has been chairman of the board and chief executive officer of ORESA Ventures S.A., a venture capital company concentrating on Eastern Europe and listed on the Stockholm Stock Exchange, since January 1995. Since June 1990, he has been chairman of the board and chief executive officer of Oriflame Eastern Europe, S.A. and vice chairman of Oriflame International S.A. The two Oriflame companies both manufacture cosmetic and skin care products which are marketed on a global basis. Oriflame International is listed on the London Stock Exchange. Mr. Jochnick holds a law degree from the University of Stockholm, Sweden and an MBA from Harvard Business School.

     Mr. Knauss has served as chief executive officer since January 1994.
Mr. Knauss served as Dean of the University of Houston Law Center from 1981 through December 1993. Mr. Knauss was involved in establishing the relationship between the University of Houston Law Foundation and the former Soviet Union in 1991 whereby the University of Houston Law Foundation assisted the former Soviet Union in creating the Petroleum Legislation Project, and was involved with the government of Russia in the development of privatization legislation. Mr. Knauss has served as a director of Equus Investments, Inc. since 1984 and as one of the two United States directors for the Mexico Fund since 1985. He was elected as a director of Philip Services Corp. in 1997 following the merger of Allwaste, Inc. and Philip Services Corp. and was elected chairman of the board of Philip Services Corp. in May 1998.
Securities of the Mexico Fund, Philip Services Corp. and Equus Investments, Inc. are registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Knauss is a graduate of Harvard University and the University of Michigan Law School. Mr. Knauss has traveled extensively to the former Soviet Union. Mr. Knauss has served as chairman of the board of the Company since its inception in March 1991.

     Mr. Padegs served as a managing director of Scudder, Stevens & Clark, an international investment and management firm from 1985 to 1996, has been employed with Scudder, Stevens & Clark since 1964 and is now Advisory Managing Director at that firm. Mr. Padegs is the director of a number of international investment companies, including Scudder New Europe Fund and Scudder New Asia Fund. Mr. Padegs is the chairman and director of the Korea Fund and the Brazil Fund. Mr. Padegs was born in Latvia and holds a Bachelor of Arts and a law degree from Yale University. Mr. Padegs is fluent in Latvian and German. In July 1994, he was appointed by President Clinton to the board of the Baltic American Enterprise Fund, a $50 million fund to promote private enterprise in the Baltic States. Mr. Padegs is also a member of the Audit Committee and Compensation Committee.

Meetings and Committees of the Board of Directors

     The Board of Directors held four meetings in 1997. During 1997, each member of the Board of Directors, except for Dr. Gregory, attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director is a member. The Audit Committee reviews and reports to the Board on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services. The Audit Committee, consisting of Messrs. Padegs, Davier and Adolf af Jochnick, held one meeting during 1997. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Compensation Committee, consisting of Messrs. Reynolds, Gregory and Morris A. Sandler, held one meeting during 1997. The Nominating Committee selects director nominees for election to the Board of Directors. The Nominating Committee consisting of Messrs. Knauss, Jonas af Jochnick and Padegs, held no meetings in 1997.

Director Compensation

     Outside directors are entitled to receive options to purchase 10,000 shares in their first year of service and 5,000 shares of Common Stock per year thereafter as compensation and reimbursement of out-of-pocket expenses to attend board meetings. In December 1996, Messrs. Davier, Gregory, Padegs, Reynolds and Sandler each received options to purchase 5,000 shares of Common Stock at a price of $0.8125 per share. Such options expire in December 2001. In December 1997, Adolf af Jochnick and Jonas af Jochnick each received options to purchase 10,000 shares of common stock at a price of $0.40625 per share and Messrs. Davier, Gregory, Padegs, Reynolds and Sandler each received options to purchase 5,000 shares of common stock at a price of $0.40625 per share. Such options expire in December 2002.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission relating to transactions and holdings in the Company's common stock. The Company believes that during the fiscal year ended December 31, 1997 all such filing requirements were satisfied.

     THE BOARD OF DIRECTORS HAS NOMINATED THE THREE CLASS I DIRECTORS FOR ELECTION BY THE SHAREHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

                                  ITEM 2
    TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
         OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

     The Board of Directors has approved the engagement of Arthur Andersen LLP as independent auditors for the consolidated financial statements for the fiscal year ending December 31, 1998. The Board of Directors wishes to obtain from the shareholders a ratification of the Board's action in appointing Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. The engagement of Arthur Andersen LLP for audit services has been approved by the Board itself.

     There have been no disagreements with the independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The independent auditors' report did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     On August 30, 1996, BDO Seidman, LLP ("Former Accountant") informed the Company that it was resigning from its position as the Company's accounting firm, and on November 8, 1996, the Company approved the engagement of Arthur Andersen LLP ("Current Accountant") as the Company's independent accountant.

     In the event the appointment of Arthur Andersen LLP as independent accountants for fiscal 1998 is not ratified by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other accountants for the following year. However, because of the difficulty in making any substitution of accountants so long after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal 1998 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS HAS RECOMMENDED THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ENTITLED TO VOTE AND REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                             EXECUTIVE OFFICERS

     The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve:

     Name of Individual        Capacity
     ------------------        --------
     Robert L. Knauss          Chief Executive Officer
     David A. Grossman         Chief Financial Officer and Corporate Secretary

     Biographical information with respect to Messrs. Knauss and Grossman are provided under Item 1 above. Officers are elected by and serve at the direction and discretion of the Board of Directors. There are no family relationships between or among any executive officers, directors or director nominees, except for Jonas af Jochnick and Adolf af Jochnick who are brothers.

STOCK OWNERSHIP

     The following table sets forth, as of August 21, 1998, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company who beneficially owns more than 5% of the Company's outstanding Common Stock; (ii) each director and director nominee; (iii) each named executive officer; and (iv) all directors and officers as a group:

                                              Shares Beneficially Owned
Name of Beneficial Owner (1)                Number                Percent
--------------------------------------------------------------------------
Jonas af Jochnick                       12,510,000  (2)            57.26
Citibank (Switzerland)                   1,000,000                  6.42
Robert L. Knauss                         1,100,749  (3)             6.88
Paul R. Gregory                            897,304  (4)             5.62
Homi M. Davier                             648,027  (5)             4.11
James W. Goodchild                         482,976  (6)             3.05
Juris Padegs                               332,129  (7)             2.11
David A. Grossman                          131,667  (8)             0.84
Morris A. Sandler                          130,000  (9)             0.83
Ted Reynolds                               114,000 (10)             0.73
Adolf af Jochnick                           10,000 (11)             0.06
All directors and executive officers
  as a group  (10 persons)              16,356,851 (12)            69.75

 (1) The business address of each individual is the same as the address of the Company's principal executive offices except for Mr. Jonas af Jochnick whose business address is Waterloo Office Park, Building O, Dreve Richelle, 161, B-1410 Waterloo, Belgium; Citibank (Switzerland) whose business address is P. O. Box 244, Zurich, Switzerland CH-8021; Mr. Padegs whose business address is 345 Park Avenue, New York, New York 10154; Mr. Reynolds whose business address is 1300 Post Oak Boulevard, Suite 770, Houston, Texas 77056; Mr. Sandler whose business address is 477 Madison Avenue, 8th Floor, New York, New York 10022; and Mr. Adolf af Jochnick whose business address is P.O. Box 71859, W. Hartford, Connecticut 06127.
 (2) Includes an aggregate of 6,260,000 shares subject to warrants which are currently exercisable. Celox S.A., which is 100% owned by Jonas af Jochnick, owns 2,500,000 shares and 2,500,00 warrants. ORESA Ventures, N.V., an affiliate of Mr. Jochnick, owns 3,750,000 shares and 3,750,000 warrants.
 (3) Includes an aggregate of 423,720 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 183,525 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
 (4) Includes an aggregate of 381,935 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (5) Includes an aggregate of 175,598 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (6) Includes an aggregate of 273,348 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 108,000 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
 (7) Includes 134,688 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (8) Includes 69,000 shares subject to options and which are currently exercisable. Excludes an aggregate of 66,000 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
 (9) Includes 105,000 shares subject to options and warrants which are currently exercisable.
(10) Includes 31,000 shares subject to options which are currently exercisable.
(11) Includes an aggregate of 10,000 shares subject to options which are currently exercisable.
(12) Includes an aggregate of 7,863,288 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 357,525 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.

                               COMPENSATION

     The following table sets forth information with respect to the chief executive officer and the only executive officer of the Company who received total annual salary and bonus for the fiscal year ended December 31, 1997, in excess of $100,000:

                          Summary Compensation Table


                                                                      Long-Term Compensation
                                                                    --------------------------
                                     Annual Compensation (1)                       Securities
                               ----------------------------------                  Underlying
Name and Principal    Fiscal                         All Other      Restricted      Options
Position               Year      Salary    Bonus     Compensation   Stock Awards  and Warrants
----------------------------------------------------------------------------------------------
Robert Knauss,         1997     $120,000   $     0          $0       $51,616 (4)     244,700 (4)
 Chief Executive       1996      120,000         0           0             0               0
  Officer              1995      120,000    75,000 (2)       0             0         125,000 (5)

James Goodchild,       1997     $120,000   $     0     $     0       $30,375 (4)     144,000 (4)
 President and Chief   1996      120,000   $     0      13,333 (3)         0               0
  Operating Officer    1995      120,000    50,000 (2)       0             0         140,000 (5)

(1) None of the named executive officers received perquisites or other benefits valued in excess of 10% of the total of reported annual salary and bonus.
(2) The bonus for 1995 consists of cash payments of $37,500 and $25,000 and the issuance of 25,000 and 16,667 shares of the Company's common stock to Messrs. Knauss and Goodchild, respectively.
(3) Other compensation for Mr. Goodchild in 1996 consists of payment of the exercise price by the Company on options that were exercised
(4) In August 1997, the Company granted 122,350 and 72,000 shares of the Company's common stock and 244,700 and 144,000 options to Messrs. Knauss and Goodchild, respectively, for services to be rendered. Half of the shares and options were vested in February 1998 and the remaining half vest in August 1999.
(5) Of these options and warrants, 35,000 and 50,000 stock options ere originally granted in October 1994 to Messrs. Knauss and Goodchild, respectively, at an exercise price of $2.875 per share. In August 1995 these options were repriced at $1.125 per share.
(6)  Mr. Goodchild resigned as President and Chief Operating Officer in March
     1998.

Stock Options

     In September 1992, the Company adopted its 1992 Equity Incentive Plan ("Plan"), which was amended effective March 1995, December 1995 and September 1997. The Plan provides for the issuance of incentive stock options and non-qualified options. An aggregate of 1,500,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Plan to employees, non-employee directors and consultants, subject to evergreen provisions included in the Plan. The Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee has the authority to determine, among other things, the size, exercise price and other terms and conditions of awards made under the Plan. Subject to certain restrictions, the exercise price of incentive stock options may be no less than 100% of fair market value of a share of Common Stock on the date of grant. As of the date of this Proxy Statement, options to purchase an aggregate of 1,072,366 shares were outstanding under the Plan. Such options include: (i) options to purchase 247,000 shares of Common Stock at an exercise price of $1.125 per share, which options are currently exercisable and expire in October 1999, (ii) options to purchase 32,000 shares of Common Stock at an exercise price of $0.50 per share, which options are currently exercisable and expire in October 1999; (iii) options to purchase 42,000 shares of Common Stock at an exercise price of $0.50 per share, which are currently exercisable and expire in December 1999; (iv) options to purchase 208,000 shares of Common Stock at an exercise price of $1.375 per share, which options are currently exercisable and expire in December 2000; (v) options to purchase 10,000 shares of Common Stock at an exercise price of $1.875 per share, which options are currently exercisable and expire in April 2001, (vi) options to purchase 25,000 shares of common stock at an exercise price of $0.75 per share, which options are currently exercisable and expire in September 2001, and (vii) options to purchase 25,000 shares of common stock at an exercise price of $0.8125 per share, which options are currently exercisable and expire in December 2001.

     The following table shows, as to the named executive officers, information concerning individual grants of stock options and warrants during 1997. These options and warrants are currently exercisable.

                    Option/Warrant Grants in Last Fiscal Year

                      Number of          % of Total
                      Securities      Options/Warrants
                      Underlying         Granted to
                   Options/Warrants     Employees in    Exercise Price
Name                   Granted              1997          Per Share      Expiration Date
----------------------------------------------------------------------------------------
Robert L. Knauss      244,700             51.33          $0.421875        August 2004
James W. Goodchild    144,000             30.21          $0.421875        August 2004
David A. Grossman      88,000             18.46          $0.421875        August 2004

     The following table shows, as to the named executive officers, information concerning aggregate stock option and warrant exercises during 1997 and the stock option and warrant values as of December 31, 1997.

      Aggregated Option and Warrant Exercises in Last Fiscal Year
                 and Year End Option and Warrant Values

                                           Number of Securities
                                               Underlying        Value of Unexercised
                                              Unexercised            In-the-Money
                                           Options/Warrants at   Options/Warrants at
                   Shares                  December 31, 1997     December 31, 1997
                 Acquired on      Value       Exercisable/          Exercisable/
Name               Exercise      Realized    Unexercisable         Unexercisable
-------------------------------------------------------------------------------------
Robert L. Knauss         0          $0       165,500/244,700            $0/$0
James W. Goodchild  13,334           0       147,000/144,000            $0/$0
David A. Grossman        0           0       113,000/88,000             $0/$0

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

Certain Transactions

     In May 1996, Mr. Knauss loaned an aggregate of $250,000 to the Company bearing interest at a rate of 14% per annum, which was repaid in September 1997. In connection with this loan, Mr. Knauss received a warrant to purchase 25,000 shares of Common Stock at an exercise price of $0.75 per share, which warrant become exercisable in May 1996 and expires in May 2001. Mr. Knauss has received renewal fees aggregating $25,000 for renewals of this loan. In May 1997, Mr. Knauss advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Knauss warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In May 1997, Mr. Gregory and the Gregory Family Partnership advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Gregory and the Gregory Family Partnership warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In October 1996, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.5625 per share, which warrants are currently exercisable and expire in October 2001. In May 1997, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In May 1997, Mr. Reynolds advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Reynolds warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In December 1994, Mr. Knauss guaranteed a $50,000 bank loan to the Company. The balance of the loan is $8,711 at December 31, 1997 and was repaid in January 1998.

     In July 1997, ORESA Ventures N.V., an affiliate of Jonas af Jochnick, advanced $500,000 to the Company, bearing interest at a rate of 13% per annum. This loan was repaid in September 1997.

     In August and September 1997, Celox S.A., an affiliate of Jonas af Jochnick, purchased an aggregate of 2,500,000 shares of Common Stock for $1,000,000. In connection with this private placement, the Company issued warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002. Additionally in August and September 1997, ORESA Ventures N.V. purchased an aggregate of 3,750,000 shares of Common Stock for $1,500,000. In connection with this private placement, the Company issued warrants to purchase 3,750,000 shares of Common Stock at an exercise price of $0.65 per share, which warrants will be currently exercisable and expire in August 2002.

     In October 1997, ORESA Ventures N.V. advanced $2,000,000 to the
Company, bearing interest at a rate of 13% per annum. Principal and interest are due at the maturity date of January 29, 1999.

     In April 1998, the Company obtained a line of credit in the aggregate amount of $800,000 from ORESA Ventures N.V. and Celox S.A. This line of credit matures on December 31, 1999 and any outstanding balance will bear interest at a rate of 13%. No advances are to be made under the line of credit until the $2,000,000 loan to ORESA Ventures N.V. is repaid, and the line of credit is secured by the shares of stock owned in AIRO.

                                OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                            COST OF SOLICITATION

     The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                            SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 18, 1999.

                                        By Order of the Board of Directors


                                        /s/ DAVID A. GROSSMAN
                                        David A. Grossman, Corporate Secretary

Houston, Texas
August 28, 1998